UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2012

COMMAND SECURITY CORPORATION

(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	001-33525 (Commission File Number)	14-1626307 (I.R.S. Employer Identification No.)

	1133 Route 55, Suite D Lagrangeville, New York (Address of principal executive offices)	12540 (Zip Code)

(845) 454-3703 (Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On December 5, 2012, Command Security Corporation (the “Company”) repurchased 600,000 shares of common stock at the market price of $1.60 per share, for an aggregate purchase price of approximately $960,000. The repurchase was authorized by the Company’s Board of Directors and made pursuant to the Company’s previously disclosed share repurchase plan. Additionally, the repurchase was permitted under the Company’s credit facility with Wells Fargo Bank, National Association and approximately $1 million of additional repurchases remain permitted under the Company’s credit facility with Wells Fargo Bank, National Association.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMAND SECURITY CORPORATION

Dated: December 5, 2012	By:	/s/ Barry Regenstein
	Name:	Barry Regenstein
	Title:	President and Chief Financial Officer